Exhibit 4.44

Contract No.: EC20191112-4

Loan Agreement

Party A (Lender): Techlong International Investments Limited

Party B (Borrower): ECMOHO Limited

Party C (Guarantor): Zeng Qingchun	ID Card No.: ***

Under the principles of equality, free will and good faith, and through amicable consultation, Party A, Party B and Party C have reached this Agreement and warranty they will abide by and perform this Agreement together.

I. Loan Amount: The total amount of the loan hereunder: (in words) ONE MILLION US DOLLARS only, (in figures) USD1,000,000.00 (hereinafter referred to as "the Loan")

II. The purpose of the Loan is to provide working capital for the daily operations of Party B.

III. Term and Interest of the Loan:

1. The term of the Loan shall start from November 12, 2019 and end on December 11, 2019.The term of the Loan shall start from the day following Party B's receiving Party A's full loan, and if Party A's disbursement of the Loan is delayed, the term of the Loan shall be postponed.

2. Interest at 8% annual rate shall be paid for the Loan. During the term hereof, the interest rate shall remain unchanged. The interest of the Loan shall be calculated on basis of the actual days of using the Loan and the calculation base shall be 365 days a year.

3. Party B shall repay the principal and all interest thereof at a time.

IV. Warranties

1. Party B must repay the principal and interest thereof in USD within the time limit as specified herein.

2. Party B's repayment guarantor (Party C) Zeng Qingchun shall be jointly and severally responsible for Party B's repayment of the principal and interest of the Loan hereunder.

V. Default Liabilities

1. If Party B fails to repay the Loan in accordance with this Agreement, Party B shall bear the attorneys' fees, legal costs, travel expenses and other expenses incurred by Party A due to the lawsuit arising therefrom.

2. If Party A delays the disbursement of the Loan for more than 5 calendar days, Party B shall have the right to terminate this Agreement and require Party A to bear Party B's losses.

VI. Resolution of Dispute: Any dispute arising during the performance of this Agreement shall be settled through friendly negotiation among the parties and may also be mediated by a third party. If the negotiation or mediation fails within one month, any party may refer to Shanghai International Economic and Trade Arbitration Commission for arbitration in accordance with the rules in force at that time.

VII. This Agreement will become effective on the day when the parties sign and seal hereunto. This

Agreement is made in three counterparts, with Party A, Party B and Party C each holding one counterpart, and all the counterparts shall have the same legal effect.

Account designated by Party B:

Account Name：ECMOHO Limited

USD Interest Bearing Account: ***

Bank code: 006

Branch code: 391

SWIFT Code: CITIHKHXXXX

Beneficiary Bank Name: Citibank N. A., Hong Kong Branch

Beneficiary Bank Address: 3 Garden Road, Central, Hong Kong

Account designated by Party A:

Account Name: TECHLONG INTERNATIONAL INVESTMENTS LIMITED

Beneficiary Bank Name: TAIPEI FUBON COMMERCIAL BANK CO., LTD. Hong Kong Branch

A/C No.: ***

SWIFT Code： TPBKHKHH

[No text below]

[Signing page attached]

[Signing page]

Party A (signature): Techlong International Investments Limited (seal) /s/ Chang, Ching-Yi	Party B (signature): ECMOHO Limited (seal) /s/ Zeng Qingchun

Party C (signature): /s/ Zeng Qingchun

Signing date: November 12, 2019

Contract No.: EC20191112

Loan Agreement

Party A (Lender): Techlong International Investments Limited

Party B (Borrower): ECMOHO Limited

Party C (Guarantor): Zeng Qingchun	ID Card No.: ***

Under the principles of equality, free will and good faith, and through amicable consultation, Party A, Party B and Party C have reached this Agreement and warranty they will abide by and perform this Agreement together.

I. Loan Amount: The total amount of the loan hereunder: (in words) ONE MILLION US DOLLARS only, (in figures) USD1,000,000.00 (hereinafter referred to as "the Loan")

II. The purpose of the Loan is to provide working capital for the daily operations of Party B.

III. Term and Interest of the Loan:

1. The term of the Loan shall start from November 12, 2019 and end on February 11, 2020.The term of the Loan shall start from the day following Party B's receiving Party A's full loan, and if Party A's disbursement of the Loan is delayed, the term of the Loan shall be postponed.

2. Interest at 8% annual rate shall be paid for the Loan. During the term hereof, the interest rate shall remain unchanged. The interest of the Loan shall be calculated on basis of the actual days of using the Loan and the calculation base shall be 365 days a year.

3. Party B shall repay the principal and all interest thereof at a time.

IV. Warranties

1. Party B must repay the principal and interest thereof in USD within the time limit as specified herein.

2. Party B's repayment guarantor (Party C) Zeng Qingchun shall be jointly and severally responsible for Party B's repayment of the principal and interest of the Loan hereunder.

V. Default Liabilities

1. If Party B fails to repay the Loan in accordance with this Agreement, Party B shall bear the attorneys' fees, legal costs, travel expenses and other expenses incurred by Party A due to the lawsuit arising therefrom.

2. If Party A delays the disbursement of the Loan for more than 10 days, Party B shall have the right to terminate this Agreement and require Party A to bear Party B's losses.

VI. Resolution of Dispute: Any dispute arising during the performance of this Agreement shall be settled through friendly negotiation among the parties and may also be mediated by a third party. If the negotiation or mediation fails within one month, any party may refer to Shanghai International Economic and Trade Arbitration Commission for arbitration in accordance with the rules in force at that time.

VII. This Agreement will become effective on the day when the parties sign and seal hereunto. This

Agreement is made in three counterparts, with Party A, Party B and Party C each holding one counterpart, and all the counterparts shall have the same legal effect.

Account designated by Party B:

Account Name：ECMOHO Limited

USD Interest Bearing Account：***

Bank code :006

Branch code：391

SWIFT Code : CITIHKHXXXX

Beneficiary Bank Name : Citibank N. A., Hong Kong Branch

Beneficiary Bank Address : 3 Garden Road, Central, Hong Kong

Account designated by Party A:

Account Name: TECHLONG INTERNATIONAL INVESTMENTS LIMITED

Beneficiary Bank Name: TAIPEI FUBON COMMERCIAL BANK CO., LTD. Hong Kong Branch

A/C No.: ***

SWIFT Code： TPBKHKHH

[No text below]

[Signing page attached]

[Signing page]

Party A (signature): Techlong International Investments Limited (seal) /s/ Chang, Ching-Yi	Party B (signature): ECMOHO Limited (seal) /s/ Zeng Qingchun

Party C (signature): /s/ Zeng Qingchun

Signing date: November 12, 2019